                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Getty Images, Inc. on Form S-3 of our report dated April 17, 1998 of our audits of the consolidated financial statements and financial statement schedules of Allsport Photographic plc and subsidiaries in the Amendment to Current Report on Form 8-K/A of Getty Images, Inc. filed with the Securities and Exchange Commission on April 27, 1998. We also consent to the reference to our firm under the caption "Experts".

                                          Maidment, Penney, Quick & Co.

London, England
November 11, 1998